Exhibit 10.3

FIRST AMENDMENT TO LOAN

(Loan No. 89765200)

THIS FIRST AMENDMENT TO LOAN (this “Amendment”) is made by and between WHITESTONE UPTOWN TOWER, LLC, a Texas limited liability company (“Maker”) and AMERICAN BANK, N.A. (“Payee”), to be effective as of the 7th day of March, 2025.

RECITALS:

WHEREAS, Maker executed and delivered to Payee that certain Promissory Note, dated effective as of June 7, 2024, in the stated principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (“Note”); and

WHEREAS, as partial security for the Note, Maker delivered to Payee that certain Deed of Trust recorded in the Real Property Records of Dallas County, Texas (“Deed of Trust”), which Deed of Trust covers, among other property, the real property described therein; and

WHEREAS, Maker has requested an extension to the maturity of the Note in accordance with the terms of the Loan Agreement (herein so called), executed of even date with the Note and Deed of Trust, and Payee has agreed to such changes upon the terms hereof.

NOW, THEREFORE, for and in consideration of $10.00 paid by Maker to Payee in connection herewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.    The parties hereby acknowledge that, as of the date hereof, the outstanding principal due under the Note is currently $1,500,000.00 (“Principal Amount”) and no additional funds are available to be advanced. Maker promises to pay to Payee the Principal Amount, together with interest thereon as described in the Note, as modified herein, and to perform all of the covenants and obligations under the Note, Deed of Trust, Loan Agreement, and other Loan Documents (as defined in the Note).

2.    Effective as of the date hereof, the first two (2) paragraphs of Section I titled Interest Rates and Payments shall be deleted in their entirety and replaced as follows:

“Prior to default or maturity, the unpaid principal of this Note from time to time outstanding shall bear interest at the rate of interest per annum equal to the rate reported in the Markets or Money Rates section (or similar section) of The Wall Street Journal (or its website) as the “WSJ Prime Rate” (the “Index”), as announced from time to time without notice to Maker, plus seven and one-half percent (7.50%) (the “Margin”) (the sum of the Index and Margin, being the “Rate”); provided, however that in no event shall the Rate exceed the greater of eighteen percent (18%) per annum or the maximum rate permitted under applicable law (“Maximum Rate”). All interest accruing under this Note shall be calculated on the basis of a 365/360-day year.

Subject to earlier default and acceleration of the indebtedness evidenced hereby, all principal and accrued interest hereunder shall be due and payable on the earlier of (1) June 7, 2025 or (2) dismissal of Maker’s existing bankruptcy case (such earliest date being the “Maturity”); subject, however, to extension pursuant to that certain Extension Option (as defined in the Loan Agreement of even date herewith, between Maker and Payee (the “Loan Agreement”).”

3.    This Amendment memorializes Maker’s first Extension Request under the Loan Agreement and one (1) additional three (3) month Extension Period (as defined in the Loan Agreement) remains.

4.    Maker agrees to pay Payee all costs incurred by Payee in connection with the Amendment including, without limitation, attorneys’ fees.

5.    Maker ratifies and confirms the Note and other Loan Documents, and hereby promises to pay the indebtedness evidenced by the Note, in accordance with the terms thereof, as hereby amended.

FIRST AMENDMENT TO PROMISSORY NOTE WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Solo Page

6.    Except as amended hereby, the Note and all other Loan Documents shall remain unmodified and in full force and effect.

7.    Delivery of an executed signature page to the Amendment or other documents related to the Amendment by telecopier, facsimile machine, portable document format (“PDF”), Electronic Signature (as defined below) or other electronic means shall be as effective as delivery of a manually executed counterpart of the Amendment and related documents. The effectiveness of any such documents and signatures shall, subject to applicable laws, have the same force and effect as manually signed originals and shall be binding on the parties. No party may raise the use of a telecopier, facsimile machine, PDF, Electronic Signature or other electronic means, or the fact that any signature was transmitted through the use of a telecopier, facsimile machine, PDF or other electronic means, as a defense to the enforcement of the Amendment or other related documents. “Electronic Signature” means any symbol or process attached to a document or instrument and executed or adopted by a person with the intent to sign the document or instrument, including, without limitation, any digital representation of a party’s signature created by scanning such party’s signature or by any electronic signature service such as DocuSign, pursuant to the Uniform Electronic Transactions Act, Chapter 322 of the Texas Business and Commerce Code.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

[Signature Page Follows.]

FIRST AMENDMENT TO PROMISSORY NOTE WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Solo Page

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the Effective Date written above.

PAYEE:	MAKER:

AMERICAN BANK, N.A.,	WHITESTONE UPTOWN TOWER, LLC,
a national banking association	a Texas limited liability company

By: PILLARSTONE CAPITAL REIT OPERATING PARTNERSHIP LP,
By: /s/ Zane Smith	a Delaware limited partnership,
Zane Smith, EVP, Chief Banking Officer	its Sole Member

By: PILLARSTONE CAPITAL REIT,
a Maryland Real Estate Investment Trust
its General Partner

By: /s/ Bradford D. Johnson
Bradford D. Johnson, President and CEO

FIRST AMENDMENT TO PROMISSORY NOTE WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Solo Page